Exhibit 99.1

BRIGHTVIEW REPORTS FOURTH QUARTER AND FISCAL 2026 RESULTS WITH THIRD CONSECUTIVE QUARTER OF LAND MAINTENANCE REVENUE GROWTH; INTRODUCES FISCAL 2027 GUIDANCE UNDERPINNED BY MARGIN EXPANSION AND ACCELERATED GROWTH IN RECURRING LAND BUSINESS

BLUE BELL, PA, November 10, 2026 -- BrightView Holdings, Inc. (NYSE: BV) (the “Company” or “BrightView”), the leading commercial landscaping services company in the United States, today reported unaudited results for the three months and full fiscal year ended September 30, 2026.

•
Fourth quarter net service revenue decreased 3.6% year-over-year to $677.3 million,
•
Fourth quarter Maintenance Services revenue increased 3.2% year-over-year to $495.7 million,
•
Fourth quarter Development Services revenue decreased 17.8% year-over-year to $184.2 million,
•
Full year net service revenue increased 1.5% year-over-year to $2.7 billion,
•
Full year Maintenance Services revenue increased 6% year-over-year to $2.0 billion, including Land Maintenance revenue increase of 1.9%,
•
Full year Development Services revenue decreased 9.4% year-over-year to $714.9 million,
•
Repurchased 1.2 million shares in the fourth quarter of fiscal 2026, bringing full year repurchases to 4.1 million shares.

“We closed fiscal 2026 with our third consecutive quarter of Land Maintenance revenue growth,” said Dale Asplund, BrightView President and Chief Executive Officer. “The underlying growth rate accelerated each quarter, reaching 3.3% in the fourth quarter, as improved customer retention and continued investment in our salesforce supported momentum in this highly recurring and predictable segment. For the full year, revenue increased 1.5%, and excluding the impact of non-routine items, Adjusted EBITDA improved modestly. Despite the macroeconomic environment driving softness in our Development business, we remain highly encouraged by the continued improvement in our foundational KPIs and remain focused on delivering long-term profitable growth and shareholder value. We enter fiscal 2027 expecting 3% to 4% growth in our recurring Land Maintenance business and a return to Adjusted EBITDA margin expansion, a testament to the progress we’ve made since the beginning of our transformation.”

Company Provides Fiscal Year 2027 Guidance1

	Range	Comment
Land Maintenance Revenue	~$1.763 - $1.780 billion	~+3% to +4%
Snow Removal Revenue	~$210 - $230 million	Approximate 5-year average
Development Services Revenue	~$572 - $715 million	~(20%) - flat
Total Revenue	~$2.535 - $2.720 billion
Adjusted EBITDA[2]	$335 - $355 million	~13.2% or + ~110 bps margin expansion
Adjusted Free Cash Flow[2]	$110 - $130 million

1For assumptions underlying the 2027 guidance, see the Q4 2026 presentation at investor.brightview.com

2 Adjusted EBITDA, Adjusted EBITDA margin, and adjusted free cash flow are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section for more information. The Company is not providing a quantitative reconciliation of its financial outlook for Adjusted EBITDA to net income or adjusted free cash flow to net cash provided by operating activities, their corresponding GAAP measures, because the respective GAAP measures that are excluded from the non-GAAP financial outlook are difficult to reliably predict or estimate without unreasonable effort due to the dependence on future uncertainties, such as items discussed below. Additionally, information that is currently not available to the Company could have a potentially unpredictable and potentially significant impact on its future GAAP financial results.

Fiscal 2026 Results – Total BrightView

Total BrightView - Operating Highlights
	Three Months Ended September 30,			Year Ended September 30,
($ in millions, except per share figures)	2026	2025	Change	2026	2025	Change
Revenue	$677.3	$702.8	(3.6%)	$2,712.6	$2,672.8	1.5%
Net Income	$8.3	$27.7	(70.0%)	$1.0	$56.0	(98.2%)
Net Income Margin	1.2%	3.9%	(270) bps	0.0%	2.1%	(210) bps
Adjusted EBITDA	$100.3	$113.5	(11.6%)	$328.9	$352.3	(6.6%)
Adjusted EBITDA Margin	14.8%	16.1%	(130) bps	12.1%	13.2%	(110) bps
Net income (loss) available to common shareholders	$(0.7)	$11.9	(105.9%)	$(34.8)	$12.8	(371.9%)
Weighted average number of common shares outstanding	92.2	94.8	(2.7%)	93.5	95.2	(1.8%)
Basic Earnings per Share	$(0.01)	$0.13	(107.7%)	$(0.37)	$0.13	(384.6%)
Adjusted Net Income	$25.8	$40.6	(36.5%)	$62.3	$113.2	(45.0%)
Adjusted weighted average number of common shares outstanding	146.5	149.0	(1.7%)	147.7	149.4	(1.1%)
Adjusted Earnings per Share	$0.18	$0.27	(33.3%)	$0.42	$0.76	(44.7%)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Free Cash Flow, Adjusted Earnings per Share, and Adjusted weighted average number of common shares outstanding are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” sections for more information.

For the three months ended September 30, 2026, total revenue decreased 3.6% to $677.3 million, from $702.8 million in the 2025 period. The decrease was driven by a $39.9 million decrease in Development Services, partially offset by a $15.3 million increase in Maintenance Services.

For the fiscal year ended September 30, 2026, total revenue increased 1.5% to $2,712.6 million, from $2,672.8 million in the 2025 period. The increase was driven by an increase in Maintenance Services, driven by a $82.2 million increase in snow removal revenue and $31.1 million increase in commercial landscaping services. The increases were partially offset by a $74.2 million decrease in our Development Services revenues.

Fiscal 2026 Results – Segments

Maintenance Services - Operating Highlights
	Three Months Ended September 30,			Year Ended September 30,
($ in millions)	2026	2025	Change	2026	2025	Change
Landscape Maintenance	$496.2	$480.3	3.3%	$1,711.6	$1,680.5	1.9%
Snow Removal	$(0.5)	$0.1	(600.0%)	$293.0	$210.8	39.0%
Total Revenue	$495.7	$480.4	3.2%	$2,004.6	$1,891.3	6.0%
Adjusted EBITDA	$73.6	$72.8	1.1%	$241.7	$245.5	(1.5%)
Adjusted EBITDA Margin	14.8%	15.2%	(40) bps	12.1%	13.0%	(90) bps
Capital Expenditures	$36.6	$39.6	(7.6%)	$193.9	$205.0	(5.4%)

For the fourth quarter of fiscal 2026, revenue in the Maintenance Services Segment increased by $15.3 million, or 3.2%, from the prior year, underpinned by an increase in commercial landscape services as a result of increases in ancillary services and contract revenue.

Adjusted EBITDA for the Maintenance Services Segment for the three months ended September 30, 2026 increased by $0.8 million to $73.6 million from $72.8 million in the 2025 period. Segment Adjusted EBITDA Margin decreased 40 basis points to 14.8% in the three months ended September 30, 2026 from 15.2% in the 2025 period. The increase in Segment Adjusted EBITDA and decrease in Adjusted EBITDA Margin was primarily driven by higher revenues described above, partially offset by higher fuel prices and continued investments in our sales force.

For the fiscal year ended September 30, 2026, revenue in the Maintenance Services Segment increased by $113.3 million, or 6.0%, from the 2025 period. Snow removal services increased by $82.2 million, or 39.0%, and commercial landscaping services increased $31.1 million, or 1.9%. The increase in commercial landscaping services revenue was driven by increases in contract and ancillary services revenues.

Adjusted EBITDA for the Maintenance Services Segment for the fiscal year ended September 30, 2026 decreased by $3.8 million to $241.7 million from $245.5 million in the 2025 period. Segment Adjusted EBITDA Margin decreased 90 basis points to 12.1% in the year ended September 30, 2026, from 13.0% in the 2025 period. The decreases in Segment Adjusted EBITDA and Adjusted EBITDA Margin were primarily driven by a non-routine self-insurance adjustment and continued investments in our sales force, partially offset by increased snow removal services and commercial landscaping revenue described above.

Development Services - Operating Highlights
	Three Months Ended September 30,			Year Ended September 30,
($ in millions)	2026	2025	Change	2026	2025	Change
Revenue	$184.2	$224.1	(17.8%)	$714.9	$789.1	(9.4%)
Adjusted EBITDA	$26.7	$40.7	(34.4%)	$87.2	$106.8	(18.4%)
Adjusted EBITDA Margin	14.5%	18.2%	(370) bps	12.2%	13.5%	(130) bps
Capital Expenditures	$9.7	$18.8	(48.4%)	$31.1	$49.2	(36.8%)

For the fourth quarter of fiscal 2026, revenue in the Development Services Segment decreased by $39.9 million, or 17.8%, compared to the prior year. The decrease was driven by decreased project volumes impacted by the timing and mix of projects.

Adjusted EBITDA for the Development Services Segment for the three months ended September 30, 2026 decreased $14.0 million to $26.7 million compared to the 2025 period and Adjusted EBITDA Margin decreased 370 basis points to 14.5% for the quarter from 18.2% in the prior year. The decrease in Segment Adjusted EBITDA was primarily driven by the decrease in revenue described above. The decrease in Segment Adjusted EBITDA Margin was primarily driven by the increased labor and material costs as a percentage of revenue.

For the fiscal year ended September 30, 2026, revenue in the Development Services Segment decreased by $74.2 million, or 9.4%, compared to the 2025 period. The decrease was driven by decreased project volumes impacted by the timing and mix of projects.

Adjusted EBITDA for the Development Services Segment fiscal year ended September 30, 2026 decreased $19.6 million to $87.2 million compared to the 2025 period. Segment Adjusted EBITDA Margin decreased 130 basis points to 12.2% for the period from 13.5% in the 2025 period. The decrease in Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin were primarily driven by revenue described above, as well as a non-routine self-insurance adjustment and increased investments in our sales force.

Total BrightView Cash Flow Metrics
	Year Ended September 30,
($ in millions)	2026	2025	Change
Net Cash Provided by Operating Activities	$184.7	$291.8	(36.7%)
Adjusted Free Cash Flow	$(2.2)	$65.2	(103.4%)
Capital Expenditures	$225.0	$254.2	(11.5%)
Net Capital Expenditures	$186.9	$226.6	(17.5%)

Net Capital Expenditures is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” sections for more information

Net cash provided by operating activities for the fiscal year ended September 30, 2026 decreased $107.1 million to $184.7 million from $291.8 million in the prior year. This decrease was due to a decrease in net income adjusted for non-cash activities, combined with decreases in cash provided by unbilled and deferred revenue, accounts receivable, and accounts payable and other operating liabilities.

Adjusted Free Cash Flow decreased $67.4 million to an outflow of $2.2 million for the fiscal year ended September 30, 2026 from an inflow of $65.2 million in the prior year. The decrease in Adjusted Free Cash Flow was due to a decrease in net cash provided by operating activities partially offset by a decrease in cash used for capital expenditures and an increase in proceeds from sale of property and equipment, each as described above.

For the fiscal year ended September 30, 2026, capital expenditures were $225.0 million compared with $254.2 million in the 2025 period. The Company also generated proceeds from the sale of property and equipment of $38.1 million and $27.6 million during the fiscal year ended September 30, 2026 and 2025, respectively. Net of the proceeds from the sale of property and equipment, net capital expenditures represented 6.9% and 8.5% of revenue in the fiscal year ended September 30, 2026 and 2025, respectively.

Total BrightView Balance Sheet Metrics
($ in millions)	September 30, 2026	September 30, 2025	September 30, 2024
Long-term debt, net	$882.1	$790.2	$802.5
Total Financial Debt[1]	1,017.5	877.4	877.3
Minus:
Total Cash & Equivalents	3.6	74.5	140.4
Total Net Financial Debt[2]	$1,013.9	$802.9	$736.9
Total Net Financial Debt to Adjusted EBITDA ratio[3]	3.1x	2.3x	2.3x
[1]Total Financial Debt includes total long-term debt, net of original issue discount, and finance lease obligations
[2]Total Net Financial Debt equals Total Financial Debt minus Total Cash & Equivalents
[3]Total Net Financial Debt to Adjusted EBITDA ratio equals Total Net Financial Debt divided by the trailing twelve month Adjusted EBITDA.

As of September 30, 2026, the Company’s Total Net Financial Debt was $1,013.9 million, an increase of $211.0 million compared to $802.9 million as of September 30, 2025. The Company’s Total Net Financial Debt to Adjusted EBITDA ratio was 3.1x, 2.3x, and 2.3x as of September 30, 2026, September 30, 2025, and September 30, 2024 respectively. The year-over-year increase in Total Net Financial Debt was primarily driven by the increase in the Company's Total Financial Debt, combined with the decrease in the Company's Cash & Equivalents.

Conference Call Information

A conference call to discuss the fourth quarter and full year fiscal 2026 financial results is scheduled for November 11, 2026, at 8:30 a.m. EST. The U.S. toll free dial-in for the conference call is (800) 309-3473 and the international dial-in is (785) 838-9251. The access code is BRIGHT. A live audio webcast of the conference call will be available on the Company’s investor website https://investor.brightview.com, where presentation materials will be posted prior to the call. A replay of the call will be available until 11:59 p.m. EST on November 25, 2026. To access the recording, dial (800) 839-2418 (access code 27525).

About BrightView

BrightView (NYSE: BV), the nation’s largest commercial landscaper, proudly designs, creates, and maintains some of the best landscapes on Earth and provides the most efficient and comprehensive snow and ice removal services. With a dependable service commitment, BrightView brings brilliant landscapes to life at premier properties across the United States, including business parks and corporate offices, homeowners' associations, healthcare facilities, educational institutions, retail centers, resorts and theme parks, municipalities, golf courses, and sports venues. BrightView also serves as Field Consultant to Major League Baseball. Through industry-leading best practices and sustainable solutions, BrightView is invested in taking care of our team members, engaging our clients, inspiring our communities, and preserving our planet. Visit www.BrightView.com and connect with us on X, Facebook, and LinkedIn.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements relating to our fiscal 2027 guidance and other statements related to our goals, beliefs, business outlook, business trends, expectations regarding our industry, strategy, future events, future operations, future liquidity and financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “guidance,” “projects,” “continues,” “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative variations of these words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which are subject to risks, uncertainties, assumptions, changes in circumstances or other factors outside of the Company’s control that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to; competitive industry pressures; our ability to preserve long-term customer relationships; a determination by customers to reduce their outsourcing or use of preferred vendors; inconsistent practices and the operating results of individual branches; our ability to implement our business strategies and achieve our growth objectives; negative impacts of future acquisitions or other strategic transactions; the seasonal nature of our landscape maintenance services; our dependence on weather conditions and the impact of severe weather and climate change on our business; any failure to accurately estimate the overall risk, requirements, or costs when we bid on or negotiate contracts that are ultimately awarded to us and, for such contracts, the ability to collect amounts owed under such contracts; the conditions and periodic fluctuations of the new commercial construction sector, as well as spending on repair and upgrade activities; the level, timing and location of snowfall; our ability to retain or hire our executive management and other key personnel; our ability to attract, retain and maintain positive relations with workers; any failure to properly verify employment eligibility of our employees; the liability exposure from our use of subcontractors to perform work under certain customer contracts; our recognition of future impairment charges; failure to comply with laws and governmental regulations including those relating to employees, the environment, immigration, human health, safety or transportation, which may result in lawsuits, investigations, restrictions or significant financial costs; the distraction and impact caused by litigation, of adverse litigation judgments and settlements resulting from legal proceedings; tax increases and changes in tax rules; any increase in on-job accidents involving employees; any failure, inadequacy, interruption, security failure or breach of our information technology systems; any adverse consequences of our substantial indebtedness; increases in interest rates governing our variable rate indebtedness increasing the cost of servicing our substantial indebtedness; risks related to counterparty credit worthiness or non-performance of the derivative financial instruments we utilize; restrictions within our debt agreements that limit our flexibility in operating; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; the possibility to incur substantially more debt, including off-balance sheet financing, contractual obligations and general and commercial liabilities; any failure to extend credit under our facility or reduce the borrowing base under our Revolving Credit Facility; any future sales, or the perception of future sales, by us or our affiliates, which could cause the market price for our common stock to decline; the ability of KKR and One Rock to exert significant influence over us; anti-takeover provisions in our organizational documents that could delay or prevent a change in control; the ability of our Board of Directors to issue and designate shares of our preferred stock in additional series without stockholder approval; the fact that the holders of our Series A Preferred Stock may have different interests from and vote their shares in a manner deemed adverse to, holders of our common stock; the dividend, liquidation, and redemption rights of the holders of our Series A Preferred Stock; our certificate of incorporation restricting all stockholder litigation matters to the Court of Chancery of the State of Delaware and the federal district courts of the United States of America; general business, economic, and financial market conditions; increases in raw material costs, fuel prices, wages and other operating costs, and changes in our ability to source adequate supplies and materials in a timely manner; occurrence of natural disasters, terrorist attacks, global health emergencies and other external events; heightened inflation, geopolitical conflicts, recession, financial market disruptions, and other economic conditions; significant changes in our stock price and its ability for resale; securities analysts’ reports about our business or their downgrade of our stock or sector; maintaining effective internal controls; and costs and requirements imposed as a result of maintaining compliance with the requirements of being a public company. Our ability to affect repurchases under the share repurchase program may be impacted by changes in stock price, corporate or other economic or market conditions; the timing, manner and volume of repurchases of common shares pursuant to the repurchase program may be impacted by these and other factors.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Item 1A. Risk Factors” in our Form 10-K for the fiscal year ended September 30, 2026, and such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Adjusted Net Income (Loss)”, “Adjusted Earnings (Loss) per Share”, “Adjusted Free Cash Flow”, “Net Capital Expenditures”, “Total Financial Debt”, “Total Net Financial Debt” and “Total Net Financial Debt to Adjusted EBITDA ratio”. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio assist investors in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management regularly uses these measures as tools in evaluating our operating performance, financial performance and liquidity. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio to supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. In addition, we believe that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA, defined above, divided by Net Service Revenues.

Adjusted Net Income: We define Adjusted Net Income as net income (loss) including interest and depreciation, and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions and the removal of the discrete tax items.

Adjusted Earnings per Share: We define Adjusted Earnings per Share as Adjusted Net Income divided by the (i) weighted average number of common shares outstanding used in the calculation of basic earnings per share plus (ii) shares of common stock related to the Series A Preferred Stock on an as-converted basis, assumed to be converted for the entire period. The addition of shares of common stock related to the Series A Convertible Preferred Stock on an as-converted basis reflects the dilutive impact of the potential conversion of the Series A Preferred Stock and is expected to provide comparability in future periods.

Adjusted Free Cash Flow: We define Adjusted Free Cash Flow as cash flows from operating activities less capital expenditures, net of proceeds from the sale of property and equipment.

Net Capital Expenditures: We define Net Capital Expenditures as capital expenditures net of proceeds from the sale of property and equipment

Total Financial Debt: We define Total Financial Debt as total long-term debt, net of original issue discount, and finance/capital lease obligations.

Total Net Financial Debt: We define Total Net Financial Debt as Total Financial Debt minus total cash and cash equivalents.

Total Net Financial Debt to Adjusted EBITDA ratio: We define Total Net Financial Debt to Adjusted EBITDA ratio as Total Net Financial Debt divided by the trailing twelve month Adjusted EBITDA.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of Adjusted Free Cash Flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to the same or other similarly titled measures of other companies and can differ significantly from company to company

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
BrightView Holdings, Inc.	David Freireich, VP of Communications & Public Affairs

IR@BrightView.com	David.Freireich@BrightView.com

BrightView Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

(in millions)*	September 30, 2026	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$3.6	$74.5
Accounts receivable, net	389.1	393.1
Unbilled revenue	118.9	113.1
Other current assets	93.4	85.6
Total current assets	605.0	666.3
Property and equipment, net	636.4	541.6
Intangible assets, net	44.7	66.5
Goodwill	2,015.7	2,015.7
Operating lease assets	77.3	72.1
Other assets	46.2	29.8
Total assets	$3,425.3	$3,392.0
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$125.6	$137.7
Current portion of long-term debt	7.4	—
Deferred revenue	64.6	87.6
Current portion of self-insurance reserves	62.6	52.3
Accrued expenses and other current liabilities	181.7	212.2
Current portion of operating lease liabilities	25.7	24.7
Total current liabilities	467.6	514.5
Long-term debt, net	882.1	790.2
Deferred tax liabilities	73.5	63.8
Self-insurance reserves	122.6	122.8
Long-term operating lease liabilities	57.2	53.5
Other liabilities	88.1	47.1
Total liabilities	1,691.1	1,591.9
Mezzanine equity:
Series A convertible preferred shares, $0.01 par value, 7% cumulative dividends; 500,000 shares issued and outstanding as of September 30, 2026 and September 30, 2025, aggregate liquidation preference of $512.0 as of September 30, 2026 and September 30, 2025	507.1	507.1
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding as of September 30, 2026 and September 30, 2025	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 111,400,000 and 110,000,000 shares issued and 91,700,000 and 94,800,000 shares outstanding as of September 30, 2026 and September 30, 2025, respectively	1.1	1.1
Treasury stock, at cost; 19,700,000 and 15,200,000 shares as of September 30, 2026 and September 30, 2025, respectively	(255.0)	(197.8)
Additional paid-in capital	1,486.2	1,503.5
Accumulated deficit	(11.9)	(12.9)
Accumulated other comprehensive income (loss)	6.7	(0.9)
Total stockholders’ equity	1,227.1	1,293.0
Total liabilities, mezzanine equity and stockholders’ equity	$3,425.3	$3,392.0

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2026	2025	2026	2025
(in millions)*
Net service revenues	$677.3	$702.8	$2,712.6	$2,672.8
Cost of services provided	528.2	526.3	2,159.7	2,051.1
Gross profit	149.1	176.5	552.9	621.7
Selling, general and administrative expense	110.6	114.3	456.3	457.8
Amortization expense	5.1	7.0	21.8	29.3
Income from operations	33.4	55.2	74.8	134.6
Other expense (income)	0.4	(0.5)	9.3	(0.4)
Interest expense, net	13.3	13.4	55.4	53.7
Income before income taxes	19.7	42.3	10.1	81.3
Income tax expense	11.4	14.6	9.1	25.3
Net income	$8.3	$27.7	$1.0	$56.0
Less: dividends on Series A convertible preferred shares	9.0	9.0	35.8	35.8
Net income attributable to common stockholders	$(0.7)	$18.7	$(34.8)	$20.2
Earnings per share
Basic (loss) earnings per share	$(0.01)	$0.13	$(0.37)	$0.13
Diluted (loss) earnings per share	$(0.01)	$0.12	$(0.37)	$0.13

BrightView Holdings, Inc.

Net Income Available to Common Shareholders

(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2026	2025	2026	2025
(in millions)*
Net income	$8.3	$27.7	$1.0	$56.0
Less: dividends on Series A convertible preferred shares	(9.0)	(9.0)	(35.8)	(35.8)
Net income attributable to common stockholders	$(0.7)	$18.7	$(34.8)	$20.2
Less: Earnings allocated to Convertible Preferred Shares	-	(6.8)	-	(7.4)
Net income available to common shareholders	$(0.7)	$11.9	$(34.8)	$12.8

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Segment Reporting

(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2026	2025	2026	2025
(in millions)*
Maintenance Services	$495.7	$480.4	$2,004.6	$1,891.3
Development Services	184.2	224.1	714.9	789.1
Eliminations	(2.6)	(1.7)	(6.9)	(7.6)
Net Service Revenues	$677.3	$702.8	$2,712.6	$2,672.8
Maintenance Services	$73.6	$72.8	$241.7	$245.5
Development Services	26.7	40.7	87.2	106.8
Adjusted EBITDA(1)	$100.3	$113.5	$328.9	$352.3
Maintenance Services	$36.6	$39.6	$193.9	$205.0
Development Services	9.7	18.8	31.1	49.2
Capital Expenditures	$46.3	$58.4	$225.0	$254.2

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Fiscal Year Ended
	September 30, 2026	September 30, 2025
(in millions)*
Cash flows from operating activities:
Net income	$1.0	$56.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	186.5	142.2
Amortization of intangible assets	21.8	29.3
Amortization of financing costs and original issue discount	2.6	2.9
Loss on debt extinguishment	10.1	0.7
Deferred taxes	6.9	21.0
Equity-based compensation	17.5	18.2
Realized gain on hedges	(4.8)	(5.4)
Gain on disposal of property and equipment	(31.8)	(23.7)
Other non-cash activities	4.7	9.6
Change in operating assets and liabilities:
Accounts receivable	(1.0)	12.2
Unbilled and deferred revenue	(28.8)	28.4
Other operating assets	(2.2)	(7.6)
Accounts payable and other operating liabilities	2.2	8.0
Net cash provided by operating activities	184.7	291.8
Cash flows from investing activities:
Purchase of property and equipment	(225.0)	(254.2)
Proceeds from sale of property and equipment	38.1	27.6
Other investing activities	1.3	2.7
Net cash (used) by investing activities	(185.6)	(223.9)
Cash flows from financing activities:
Repayments of finance lease obligations	(53.9)	(48.4)
Repayments of term loan	(1.8)	—
Repayments of receivables financing agreement	(44.7)	(29.1)
Proceeds from receivables financing agreement, net of issuance costs	144.5	14.5
Debt issuance and prepayment costs	(10.4)	(1.3)
Series A preferred stock dividend	(35.8)	(35.8)
Proceeds from issuance of common stock, net of share issuance costs	0.9	3.1
Repurchase of common stock and distributions	(56.9)	(24.2)
Contingent business acquisition payments	—	(0.5)
(Decrease) increase in book overdrafts	(11.8)	(12.1)
Other financing activities	(0.1)	—
Net cash (used) by financing activities	(70.0)	(133.8)
Net change in cash and cash equivalents	(70.9)	(65.9)
Cash and cash equivalents, beginning of period	74.5	140.4
Cash and cash equivalents, end of period	$3.6	$74.5
Supplemental Cash Flow Information:
Cash (received) paid for income taxes, net	$(1.2)	$6.3
Cash paid for interest	$54.6	$56.7
Accrual for property and equipment	$5.5	$27.8

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
(in millions)*	2026	2025	2026	2025
Adjusted EBITDA
Net income	$8.3	$27.7	$1.0	$56.0
Plus:
Interest expense, net	13.3	13.4	55.4	53.7
Income tax expense	11.4	14.6	9.1	25.3
Depreciation expense	49.5	41.0	186.5	142.2
Amortization expense	5.1	7.0	21.8	29.3
Business transformation and integration costs (a)	8.2	5.0	27.1	26.1
Equity-based compensation (b)	4.2	4.8	17.9	19.0
Debt extinguishment (c)	0.3	—	10.1	0.7
Adjusted EBITDA	$100.3	$113.5	$328.9	$352.3
Adjusted Net Income
Net income	$8.3	$27.7	$1.0	$56.0
Plus:
Amortization expense	5.1	7.0	21.8	29.3
Business transformation and integration costs (a)	8.2	5.0	27.1	26.1
Equity-based compensation (b)	4.2	4.8	17.9	19.0
Debt extinguishment (c)	0.3	—	10.1	0.7
Income tax adjustment (d)	(0.3)	(3.9)	(15.6)	(17.9)
Adjusted Net Income	$25.8	$40.6	$62.3	$113.2
Adjusted Free Cash Flow
Cash flows provided by operating activities	$56.7	$84.4	$184.7	$291.8
Minus:
Capital expenditures	46.2	58.4	225.0	254.2
Plus:
Proceeds from sale of property and equipment	24.8	13.4	38.1	27.6
Adjusted Free Cash Flow	$35.3	$39.4	$(2.2)	$65.2
Adjusted Earnings per Share
Numerator:
Adjusted Net Income (Loss)	$25.8	$40.6	$62.3	$113.2
Denominator:
Weighted average number of common shares outstanding – basic	92,235,000	94,778,000	93,494,000	95,170,000
Plus:
Dilutive impact of Series A convertible preferred stock as-converted	54,242,000	54,242,000	54,242,000	54,242,000
Adjusted weighted average number of common shares outstanding	146,477,000	149,020,000	147,736,000	149,412,000
Adjusted Earnings per Share	$0.18	$0.27	$0.42	$0.76

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(a)
Business transformation and integration costs consist of (i) severance and related costs; (ii) business integration costs and (iii) information technology infrastructure, transformation and other costs.

	Three Months Ended September 30,		Fiscal Year Ended September 30,
(in millions)	2026	2025	2026	2025
Severance and related costs	$1.0	$0.1	$2.3	$(0.4)
Business integration (e)	—	0.7	0.3	0.8
IT infrastructure, transformation, and other (f)	7.2	4.2	24.5	25.7
Business transformation and integration costs	$8.2	$5.0	$27.1	$26.1

(b)
Represents equity-based compensation expense and related taxes recognized for equity incentive plans outstanding.
(c)
Represents losses on the extinguishment of debt related to Amendments No. 11, No. 10, and No. 9 to the Credit Agreement, and Amendment No. 6 to the Receivables Financing Agreement, in the fiscal years ended September 30, 2026 and 2025, respectively, and includes accelerated amortization of deferred financing fees and original issue discount as well as fees paid to lenders and third parties.
(d)
Represents the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of the applicable discrete tax items, which collectively result in an increase or decrease in income tax. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. Discrete tax items include changes in laws or rates, changes in uncertain tax positions relating to prior years and changes in valuation allowances.

	Three Months Ended September 30,		Year Ended September 30,
(in millions)*	2026	2025	2026	2025
Tax impact of pre-tax income adjustments	$(0.9)	$3.8	$15.1	$17.8
Discrete tax items	1.2	0.1	0.5	0.1
Income tax adjustment	$0.3	$3.9	$15.6	$17.9

(e)
Represents isolated expenses specifically related to the integration of acquired companies such as one-time employee retention costs, employee onboarding and training costs, and fleet and uniform rebranding costs. The Company excludes business integration costs from the non-GAAP measures disclosed above since such expenses vary in amount due to the number of acquisitions and size of acquired companies as well as factors specific to each acquisition, and as a result lack predictability as to occurrence and/or timing, and create a lack of comparability between periods.
(f)
Represents expenses related to distinct initiatives, typically significant enterprise-wide changes, including actions taken as part of the Company's One BrightView initiative. Such expenses are excluded from the measures disclosed above since such expenses vary in amount based on occurrence as well as factors specific to each of the activities, are outside of the normal operations of the business, and create a lack of comparability between periods.

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

Net Capital Expenditures
(in millions)*	September 30, 2026	September 30, 2025	September 30, 2024
Capital Expenditures	$225.0	$254.2	$78.4
Less:
Proceeds from sale of property and equipment	38.1	27.6	18.1
Net Capital Expenditures	$186.9	$226.6	$60.3

Total Financial Debt and Total Net Financial Debt
(in millions)*	September 30, 2026	September 30, 2025	September 30, 2024
Long-term debt, net	$882.1	$790.2	$802.5
Plus:
Current portion of long term debt	7.4	—	—
Financing costs, net	6.7	5.3	6.5
Present value of net minimum payment - finance lease obligations (g)	121.3	81.9	68.3
Total Financial Debt	1,017.5	877.4	877.3
Less: Cash and cash equivalents	(3.6)	(74.5)	(140.4)
Total Net Financial Debt	$1,013.9	$802.9	$736.9
Total Net Financial Debt to Adjusted EBITDA ratio	3.1x	2.3x	2.3x

(g)
Balance is presented within Accrued expenses and other current liabilities and Other liabilities in the Consolidated Balance Sheet.

(*) Amounts may not total due to rounding.